UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 1, 2004
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568

Item 1.01  Entry into a Material Definitive Agreement

Effective September 1, 2004, Anadarko Petroleum Corporation (Anadarko or the Company) has entered into Indemnification Agreements with the Company's directors and certain executive officers. The purpose of the Indemnification Agreements is to indemnify such directors and officers to the fullest extent of the law against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company. Any prior indemnification agreement between the Company and the Company's directors is replaced with the Indemnification Agreements. The form of the Indemnification Agreement is included in this report as Exhibit 10.

Item 9.01  Financial Statements and Exhibits
(c) Exhibits
10 Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

September 3, 2004	By:	/s/ Diane L. Dickey
Diane L. Dickey - Vice President and Controller